Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q2 Results

and Increases Quarterly Dividend

•	Operating income margin was 10.7%, up 60 basis points; Adjusted Operating Income[1] margin was 15.8%, up 90 basis points
•	Diluted EPS was $0.32, up 10%; Adjusted EPS[1] was $0.48, up 19% on a constant-currency basis
•	Net revenues decreased 5.0%; Organic Net Revenue[1] declined 2.7%
•	The malware incident at the end of June, which we described in our July 6, 2017 press release, impacted net revenues and Organic Net Revenue by a negative 2.3 and 2.4 percentage points, respectively
•	Announcing 16% increase to quarterly cash dividend

DEERFIELD, Ill. – August 2, 2017 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported its second quarter 2017 results.

“We delivered strong margin expansion and double-digit EPS growth in the quarter despite the revenue impact from the malware incident at the end of June,” said Irene Rosenfeld, Chairman and CEO. “We’re seeing improved trends in Europe and across many of our emerging markets, and our North America business is on track for a stronger second half. In addition, as a result of our improving free cash flow outlook, we’re increasing our dividend payout.”

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q2 2017	% Chg vs PY	Q2 2017	Vol/Mix		Pricing
Quarter 2
Latin America	$848	0.6%	(0.5)%	(8.0	)pp	7.5	pp
Asia, Middle East & Africa	1,394	(3.6)	(0.7)	(2.5)		1.8
Europe	2,171	(5.3)	(0.7)	(0.8)		0.1
North America	1,573	(8.5)	(8.1)	(6.6)		(1.5)

Mondelēz International	$5,986	(5.0)%	(2.7)%	(3.8	)pp	1.1	pp

Emerging Markets	$2,304	(1.5)%	(0.3)%
Developed Markets	3,682	(7.1)	(4.2)

Power Brands	$4,295	(3.0)%	(1.8)%

June Year-to-Date	June YTD		June YTD
Latin America	$1,758	5.9%	1.6%	(5.3	)pp	6.9	pp
Asia, Middle East & Africa	2,885	(2.6)	0.5	(1.8)		2.3
Europe	4,536	(4.3)	0.2	0.3		(0.1)
North America	3,221	(5.1)	(5.0)	(4.0)		(1.0)

Mondelēz International	$12,400	(2.8)%	(1.0)%	(2.1	)pp	1.1	pp

Emerging Markets	$4,706	1.4%	1.6%
Developed Markets	7,694	(5.2)	(2.5)

Power Brands	$9,013	(0.6)%	0.4%

Operating Income and Diluted EPS

$ in millions	Reported			Adjusted
	Q2 2017	vs PY (Rpt Fx)		Q2 2017	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 2
Gross Profit	$2,324	(7.6)%		$2,363	(4.7)%		(2.9)%
Gross Profit Margin	38.8%	(1.1	)pp	40.0%	(0.1	)pp

Operating Income	$641	0.5%		$933	1.3%		7.8%
Operating Income Margin	10.7%	0.6	pp	15.8%	0.9	pp

Net Earnings[2]	$498	7.3%		$744	10.5%

Diluted EPS	$0.32	10.3%		$0.48	11.6%		18.6%

June Year-to-Date	June YTD			June YTD
Gross Profit	$4,849	(4.0)%		$4,922	(2.7)%		(1.1)%
Gross Profit Margin	39.1%	(0.5	)pp	40.3%	(0.1	)pp

Operating Income	$1,481	8.9%		$1,988	3.4%		7.2%
Operating Income Margin	11.9%	1.2	pp	16.3%	0.9	pp

Net Earnings	$1,128	10.8%		$1,555	6.5%

Diluted EPS	$0.73	14.1%		$1.01	9.8%		13.0%

Second Quarter Commentary

•	Net revenues decreased 5.0 percent, driven by the malware incident and currency headwinds. Organic Net Revenue decreased 2.7 percent primarily driven by the impact of the malware incident, which negatively affected shipments at the end of June.

•	Gross profit margin was 38.8 percent, a decrease of 110 basis points, driven primarily by the unfavorable impacts from currency and commodity hedging activities. Adjusted Gross Profit margin was 40.0 percent, a decrease of 10 basis points, driven by higher input costs and lower volume/mix partially offset by strong net productivity and improved pricing.

•	Operating income margin was 10.7 percent, up 60 basis points, reflecting increases in Adjusted Operating Income margin and lower divestiture-related costs, partially offset by unfavorable impacts from currency and commodity hedging activities and higher intangible asset impairment charges. Adjusted Operating Income margin increased 90 basis points to 15.8 percent, due primarily to lower selling, general and administrative costs.

•	Diluted EPS was $0.32, up 10 percent, driven primarily by operating gains and lower divestiture-related costs, partially offset by unfavorable impacts from currency and commodity hedging activities and higher intangible asset impairment charges.

•	Adjusted EPS was $0.48 and grew 19 percent on a constant-currency basis, driven primarily by operating gains.

•	Capital Return: The company repurchased approximately $600 million of its common stock and paid approximately $300 million in cash dividends. The company’s Board of Directors also declared a quarterly cash dividend of $0.22 per share, an increase of 16 percent.

2017 Outlook

Mondelēz International provides guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

The company continues to expect 2017 Organic Net Revenue to increase at least 1 percent, Adjusted Operating Income margin in the mid-16 percent range and double-digit Adjusted EPS growth on a constant-currency basis. The company estimates currency translation would not result in a change to net revenue growth3 while it would reduce Adjusted EPS by approximately $0.013. In addition, the company expects 2017 Free Cash Flow1 of approximately $2 billion.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 8 a.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site. The company will be live tweeting the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is building the best snacking company in the world, with 2016 net revenues of approximately $26 billion. Creating more moments of joy in approximately 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Notes

1.	Organic Net Revenue, Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Adjusted Gross Profit (and Adjusted Gross Profit margin), Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.	Net earnings attributable to Mondelēz International.
3.	Currency estimate is based on published rates from XE.com on July 28, 2017.

Additional Definitions

Power Brands include some of the company’s largest global and regional brands, such as Oreo, Chips Ahoy!, Ritz, TUC/Club Social and belVita biscuits; Cadbury Dairy Milk, Milka and Lacta chocolate; Trident gum; Halls candy; and Tang powdered beverages.

Emerging markets consist of the Latin America region in its entirety; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Turkey, Kazakhstan, Belarus, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.

Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “would,” “could,” “believe,” “anticipate,” “estimate,” “guidance,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; currency and the effect of foreign exchange translation on the company’s results of operations; the performance of our North America business; remediation efforts related to and the financial and other impacts of the malware incident; the costs of, timing of expenditures under and completion of the company’s restructuring program; and the company’s outlook, including 2017 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; unanticipated disruptions to the company’s business, such as the malware incident, cyberattacks or other security breaches; competition; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2017	2016	% Change Fav / (Unfav)	2017	2016	% Change Fav / (Unfav)
Net revenues	$5,986	$6,302	(5.0)%	$12,400	$12,757	(2.8)%

Cost of sales	3,662	3,786	3.3%	7,551	7,706	2.0%

Gross profit	2,324	2,516	(7.6)%	4,849	5,051	(4.0)%
Gross profit margin	38.8%	39.9%		39.1%	39.6%

Selling, general and administrative expenses	1,449	1,668	13.1%	2,924	3,283	10.9%

Asset impairment and exit costs	187	166	(12.7)%	353	320	(10.3)%

Loss on divestiture	3	—	(100.0)%	3	—	(100.0)%

Amortization of intangibles	44	44	—%	88	88	—%

Operating income	641	638	0.5%	1,481	1,360	8.9%
Operating income margin	10.7%	10.1%		11.9%	10.7%

Interest and other expense, net	124	151	17.9%	243	395	38.5%

Earnings before income taxes	517	487	6.2%	1,238	965	28.3%

Provision for income taxes	(84)	(118)	28.8%	(238)	(167)	(42.5)%
Effective tax rate	16.2%	24.2%		19.2%	17.3%
Gain on equity method investment exchange	—	—	—%	—	43	(100.0)%
Equity method investment net earnings	67	102	(34.3)%	133	187	(28.9)%

Net earnings	500	471	6.2%	1,133	1,028	10.2%

Noncontrolling interest earnings	(2)	(7)	71.4%	(5)	(10)	50.0%

Net earnings attributable to Mondelēz International	$498	$464	7.3%	$1,128	$1,018	10.8%

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.33	$0.30	10.0%	$0.74	$0.65	13.8%

Diluted earnings per share attributable to Mondelēz International	$0.32	$0.29	10.3%	$0.73	$0.64	14.1%

Average shares outstanding:
Basic	1,519	1,557	2.4%	1,524	1,563	2.5%
Diluted	1,539	1,576	2.3%	1,544	1,581	2.3%

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$1,397	$1,741
Trade receivables	2,395	2,611
Other receivables	913	859
Inventories, net	2,710	2,469
Other current assets	778	800

Total current assets	8,193	8,480

Property, plant and equipment, net	8,444	8,229
Goodwill	20,915	20,276
Intangible assets, net	18,514	18,101
Prepaid pension assets	144	159
Deferred income taxes	347	358
Equity method investments	5,853	5,585
Other assets	347	350

TOTAL ASSETS	$62,757	$61,538

LIABILITIES
Short-term borrowings	$4,813	$2,531
Current portion of long-term debt	742	1,451
Accounts payable	5,012	5,318
Accrued marketing	1,574	1,745
Accrued employment costs	603	736
Other current liabilities	2,819	2,636

Total current liabilities	15,563	14,417

Long-term debt	13,226	13,217
Deferred income taxes	4,587	4,721
Accrued pension costs	1,708	2,014
Accrued postretirement health care costs	393	382
Other liabilities	1,488	1,572

TOTAL LIABILITIES	36,965	36,323
EQUITY
Common Stock	—	—
Additional paid-in capital	31,860	31,847
Retained earnings	21,648	21,149
Accumulated other comprehensive losses	(10,217)	(11,122)
Treasury stock	(17,571)	(16,713)

Total Mondelēz International Shareholders’ Equity	25,720	25,161
Noncontrolling interest	72	54

TOTAL EQUITY	25,792	25,215

TOTAL LIABILITIES AND EQUITY	$62,757	$61,538

	June 30, 2017	December 31, 2016	Incr/ (Decr)
Short-term borrowings	$4,813	$2,531	$2,282
Current portion of long-term debt	742	1,451	(709)
Long-term debt	13,226	13,217	9

Total Debt	18,781	17,199	1,582

Cash and cash equivalents	1,397	1,741	(344)

Net Debt (1)	$17,384	$15,458	$1,926

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2017	2016
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$1,133	$1,028
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	395	408
Stock-based compensation expense	77	72
Deferred income tax provision/(benefit)	—	(86)
Asset impairments and accelerated depreciation	168	142
Loss on early extinguishment of debt	11	—
Gain on equity method investment exchange	—	(43)
Loss on divestiture	3	—
Equity method investment net earnings	(133)	(187)
Distributions from equity method investments	132	58
Other non-cash items, net	(29)	126
Change in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	153	(27)
Inventories, net	(181)	(63)
Accounts payable	(430)	(319)
Other current assets	(88)	23
Other current liabilities	(646)	(457)
Change in pension and postretirement assets and liabilities, net	(303)	(338)

Net cash provided by operating activities	262	337

CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(488)	(604)
Proceeds from divestiture, net of disbursements	169	—
Proceeds from sale of property, plant and equipment and other assets	33	99

Net cash used in investing activities	(286)	(505)

CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	1,150	491
Repayments of commercial paper, maturities greater than 90 days	(1,141)	(68)
Net issuances of other short-term borrowings	2,230	2,008
Long-term debt proceeds	350	1,149
Long-term debt repaid	(1,469)	(1,757)
Repurchase of Common Stock	(1,069)	(1,312)
Dividends paid	(581)	(537)
Other	154	54

Net cash (used in)/provided by financing activities	(376)	28

Effect of exchange rate changes on cash and cash equivalents	56	25

Cash and cash equivalents:
Decrease	(344)	(115)
Balance at beginning of period	1,741	1,870

Balance at end of period	$1,397	$1,755

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook. Refer to the Outlook section below for more details.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis (1).

•	“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions, divestitures (2); the historical global coffee business (3); the historical Venezuelan operations; accounting calendar changes; and currency rate fluctuations (4). The company believes that Organic Net Revenue reflects the underlying growth from the ongoing activities of its business and provides improved comparability of results. The company also evaluates Organic Net Revenue growth from emerging markets and its Power Brands.

•	“Adjusted Gross Profit” is defined as gross profit excluding the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); acquisition integration costs; incremental costs associated with the Jacobs Douwe Egberts (“JDE”) coffee business transactions; the operating results of divestitures (2); the historical coffee business operating results (3); the historical Venezuelan operating results; and mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6). The company also presents “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. The company believes that Adjusted Gross Profit and Adjusted Gross Profit margin provide improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis (4).

•	“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impacts of the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); the Venezuela remeasurement and deconsolidation losses and historical operating results; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (3) gain and net incremental costs; the operating results of divestitures (2); the historical global coffee business operating results (3); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); equity method investment earnings historically reported within operating income (7); the benefit from the settlement of a Cadbury tax matter (8); and incremental expenses related to the malware incident . The company also presents “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin”, which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company believes that Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Income margin and Adjusted Segment Operating Income margin provide improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis (4).

•	“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); the Venezuela remeasurement and deconsolidation losses and historical operating results; losses on debt extinguishment and related expenses; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (3) gain, transaction hedging gains or losses and net incremental costs; gain on the equity method investment exchange; net earnings from divestitures (2); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; the benefit from the settlement of a Cadbury tax matter (8); and incremental expenses related to the malware incident. Similarly, within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items (9), such as acquisition and divestiture-related costs and restructuring program costs. The tax impact of each of the items excluded from the company’s GAAP results was computed based on the facts and tax assumptions associated with each item and such impacts have also been excluded from Adjusted EPS. The company believes that Adjusted EPS provides improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis (4).

•	“Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures. As Free Cash Flow is the company’s primary measure used to monitor its cash flow performance, the company believes this non-GAAP measure provides investors additional useful information when evaluating its cash from operating activities.

(1)	When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions. For the first quarter of 2017, the company added to its non-GAAP definitions the exclusion of the benefit from the settlement of a Cadbury tax matter—see footnote (8) below. In the second quarter of 2017, the company added the exclusion of incremental expenses related to the malware incident.

(2)	Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement. Note that the company completed the sale of most of its grocery business in Australia and New Zealand on July 4, 2017 and the company has also removed the historical operating results of the business from its Organic Net Revenue and adjusted results for all periods presented.

(3)	The company continues to have an ongoing interest in the legacy coffee business it deconsolidated in 2015 as part of the JDE coffee business transactions. For historical periods prior to the July 15, 2015 coffee business deconsolidation, the company has reclassified any net revenue or operating income from the historical coffee business and included them where the coffee equity method investment earnings are presented within Adjusted EPS. As such, Organic Net Revenue, Adjusted Gross Profit and Adjusted Operating Income in all periods do not include the results of the company’s legacy coffee businesses which are shown within Adjusted EPS only.

(4)	Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

(5)	Non-GAAP adjustments related to the 2014-2018 Restructuring Program reflect costs incurred that relate to the objectives of the company’s program to transform its supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments. Refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for more information on the 2012-2014 Restructuring Program.

(6)	During the third quarter of 2016, the company began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from its non-GAAP earnings measures until such time that the related exposures impact its operating results. Since the company purchases commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, the company made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of its underlying operating performance across periods. The company also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of the company’s underlying operating results, the company has recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

(7)	Historically, the company has recorded income from equity method investments within its operating income as these investments operated as extensions of the company’s base business. Beginning in the third quarter of 2015, the company began to record the earnings from its equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of its coffee business. Refer to Note 1, Summary of Significant Accounting Policies, in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for more information.

(8)	During the first quarter of 2017, the company recorded a $58 million gain on the settlement of a pre-acquisition Cadbury tax matter.

(9)	The company has excluded its proportionate share of its equity method investees’ unusual or infrequent items in order to provide investors with a comparable view of its performance across periods. Although the company has shareholder rights and board representation commensurate with its ownership interests in its equity method investees and reviews the underlying operating results and unusual or infrequent items with them each reporting period, the company does not have direct control over the operations or resulting revenue and expenses. The company’s use of equity method investment net earnings on an adjusted basis is not intended to imply that the company has any such control. The company’s GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of its investees’ unusual and infrequent items.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months and six months ended June 30, 2017.

SEGMENT OPERATING INCOME

The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles and loss on divestiture in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages interest and other expense, net. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

The following information is provided to give qualitative and quantitative information related to items impacting comparability of operating results. The company determines which items to consider as “items impacting comparability” based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. In addition, the company discloses the impact of changes in currency exchange rates on the company’s financial results in order to reflect results on a constant currency basis.

Divestitures

On July 4, 2017, the company completed the sale of most of its grocery business in Australia and New Zealand to Bega Cheese Limited.

On April 28, 2017, the company completed the sale of several manufacturing facilities in France and the sale or license of several local confectionery brands. The company recorded a $3 million loss on the sale during the three months ended June 30, 2017.

On December 1, 2016, the company completed the sale of a confectionery business in Costa Rica represented by a local brand.

Divestiture-related costs

On January 18, 2017, the company reached an agreement to sell most of its grocery business in Australia and New Zealand to Bega Cheese Limited. The transaction closed on July 4, 2017. The company incurred incremental expenses to ready the business for the sale transactions of $6 million in the three months and $7 million in the six months ended June 30, 2017.

On April 28, 2017, the company completed the sale of several manufacturing facilities in France and the sale or license of several local confectionery brands. The sale was subject to E.U. and local regulatory approvals, completion of employee consultation requirements and additional steps to prepare the assets for transfer. The company incurred divestiture-related costs of $3 million in the three months and $21 million in the six months ended June 30, 2017. In the three and six months ended June 30, 2016, the company incurred $84 million of incremental expenses to ready the business for the sale transactions. The company recorded these costs within cost of sales and selling, general and administrative expenses of its Europe segment.

Acquisitions and acquisition-related costs

On November 2, 2016, the company purchased from Burton’s Biscuit Company certain intangibles, which include the license to manufacture, market and sell Cadbury-branded biscuits in additional key markets around the world, including in the United Kingdom, France, Ireland, North America and Saudi Arabia. On a constant currency basis, the purchase added incremental net revenues of $16 million in the three months and $30 million in the six months ended June 30, 2017.

Acquisition integration costs

Within the company’s AMEA segment, in connection with the acquisition of a biscuit operation in Vietnam, the company recorded integration costs of $1 million in the six months ended June 30, 2017 and $3 million in the three months and $6 million in the six months ended June 30, 2016. The company recorded these acquisition integration costs in selling, general and administrative expenses.

2014-2018 Restructuring Program

On May 6, 2014, the company’s Board of Directors approved a $3.5 billion restructuring program, comprised of approximately $2.5 billion in cash costs and $1 billion in non-cash costs (“2014-2018 Restructuring Program”), and up to $2.2 billion of capital expenditures. On August 31, 2016, the company’s Board of Directors approved a reallocation within the program of $600 million of previously approved capital expenditures to be spent on restructuring program cash costs. There was no change to the total $5.7 billion of total program costs and no change to the total $4.7 billion of cash outlays. The $5.7 billion total cost of the program is now comprised of approximately $4.1 billion of restructuring program costs ($3.1 billion cash costs and $1 billion non-cash costs) and up to $1.6 billion of capital expenditures. The primary objective of the 2014-2018 Restructuring Program is to reduce the company’s operating cost structure in both supply chain and overhead costs. The program is intended primarily to cover severance as well as asset disposals and other manufacturing-related one-time costs. Since inception, the company has incurred total restructuring and related implementation charges of $2.9 billion related to the 2014-2018 Restructuring Program. The company expects to incur the full $4.1 billion of program charges by year-end 2018.

Restructuring costs

The company recorded restructuring charges of $148 million in the three months and $305 million in the six months ended June 30, 2017 and $154 million in the three months and $293 million in the six months ended June 30, 2016 within asset impairment and exit costs. These charges were for non-cash asset write-downs (including accelerated depreciation and asset impairments), severance and other related costs.

Implementation costs

Implementation costs are directly attributable to restructuring activities; however, they do not qualify for special accounting treatment as exit or disposal activities. Implementation costs primarily relate to reorganizing the company’s operations and facilities in connection with its supply chain reinvention program and other identified productivity and cost saving initiatives. The costs include incremental expenses related to the closure of facilities, costs to terminate certain contracts and the simplification of the company’s information systems. The company recorded implementation costs of $63 million in the three months and $117 million in the six months ended June 30, 2017 and $74 million in the three months and $172 million in the six months ended June 30, 2016. The company recorded these costs within cost of sales and general corporate expense within selling, general and administrative expenses.

Gain on equity method investment exchange

On March 3, 2016, a subsidiary of Acorn Holdings B.V. (“AHBV”) completed the $13.9 billion acquisition of all of the outstanding common stock of Keurig Green Mountain, Inc. (“Keurig”) through a merger transaction. On March 7, 2016, the company exchanged with a subsidiary of AHBV a portion of the company’s equity interest in JDE with a carrying value of €1.7 billion (approximately $2.0 billion as of March 7, 2016) for an interest in Keurig with a fair value of $2.0 billion based on the merger consideration per share for Keurig. The company recorded the difference between the fair value of Keurig and its basis in JDE shares as a $43 million gain on the equity method investment exchange in March 2016. Immediately following the exchange, the company’s ownership interest in JDE was 26.5% and its interest in Keurig was 24.2%. The company accounts for its investments in JDE and Keurig under the equity method and recognizes its share of their earnings within equity method investment earnings and its share of their dividends within the company’s cash flows.

Equity method investee adjustments

Within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs.

Mark-to-market impacts from commodity and currency derivative contracts

During the third quarter of 2016, the company began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from its non-GAAP earnings measures until such time that the related exposures impact its operating results. To facilitate comparisons of its underlying operating results, the company has recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

The company recorded net unrealized losses on commodity and forecasted currency transaction derivatives of $46 million in the three months and $97 million in the six months ended June 30, 2017 and net unrealized gains of $17 million in the three months and net unrealized losses of $37 million in the six months ended June 30, 2016.

Loss related to interest rate swaps

The company recognized pre-tax losses of $97 million in the three months ended March 31, 2016, within interest and other expense, net related to certain U.S. dollar interest rate swaps that the company no longer designated as accounting cash flow hedges due to a change in financing plans.

Loss on debt extinguishment and related costs

On April 12, 2017, the company discharged $488 million of its 6.500% U.S. dollar-denominated debt. The company paid $504 million, representing principal as well as past and future interest accruals from February 2017 through the August 2017 maturity date. The company recorded an $11 million loss on debt extinguishment within interest expense.

Intangible assets gains and losses

Impairment charges

During the second quarter of 2017, the company recorded a $38 million intangible asset impairment charge resulting from a category decline and lower than expected product growth related to a gum trademark in its North America segment.

On June 30, 2016, in connection with the company’s global supply chain reinvention initiatives, the company made a determination to discontinue manufacturing a candy product that resulted in a $7 million impairment charge in its North America segment.

In May 2016, the company recorded a $5 million impairment charge for a candy trademark to reduce the overall net assets to the estimated net sales proceeds after transaction costs. On March 31, 2016, the company recorded a $14 million impairment charge for a gum & candy trademark as a portion of its carrying value would not be recoverable based on future cash flows expected under a planned license agreement with the buyer. .

Gain on sale of an intangible asset

On May 2, 2016, the company completed the sale of certain local biscuit brands in Finland as part of the company’s strategic decisions to exit select small and local brands and shift investment towards its Power Brands. Upon closing, the company divested $8 million of indefinite lived intangible assets and less than $1 million of other assets. After transaction costs, the company recorded a pre-tax gain of $6 million ($5 million after-tax) in the three months ended June 30, 2016 within selling, general and administrative expenses of its Europe segment.

Incremental expenses related to the malware incident

On June 27, 2017, a global malware incident impacted the company’s business. The malware affected a significant portion of the company’s global Windows-based applications and its sales, distribution and financial networks across the company. During the last four days of the second quarter and early third quarter, the company executed business continuity and contingency plans to contain the impact and minimize the damages from the malware and restore its systems. This allowed the company to service customer needs and continue sales and production at a reduced capacity while progressing recovery activities. Based on the nature of the malware and its impact to the company’s technology, the company did not expect nor to date has it found any instances of company or personal data released externally. Although the company believes it has now largely contained the disruption and restored a majority of its affected systems, the company anticipates additional work during the second half of 2017 as the company continues to recover and further enhance the security of its systems. For the second quarter, the company estimates that the malware incident had a negative impact of 2.3% on its net revenue growth and 2.4% on its Organic Revenue growth. The company also incurred incremental expenses of $7.1 million as a result of the incident.

Benefit from the settlement of Cadbury tax matter

As part of the company’s 2010 Cadbury acquisition, the company became the responsible party for tax matters under a February 2, 2006 dated Deed of Tax Covenant between the Cadbury Schweppes PLC and related entities (“Schweppes”) and Black Lion Beverages and related entities. The tax matters included an ongoing transfer pricing case with the Spanish tax authorities related to the Schweppes businesses Cadbury divested prior to the company’s acquisition of Cadbury. During the first quarter of 2017, the Spanish Supreme Court decided the case in the company’s favor. As a result of the final ruling, during the first quarter of 2017, the company recorded a favorable earnings impact of $46 million in selling, general and administrative expenses and $12 million in interest and other expense, net, for a total pre-tax impact of $58 million due to the reversal of Cadbury-related accrued liabilities related to this matter.

Constant currency

Management evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

OUTLOOK

The company’s outlook for 2017 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its full year 2017 projected Organic Net Revenue growth to its full year 2017 projected reported net revenue growth because the company is unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2017 projected Adjusted Operating Income margin to its full year 2017 projected reported operating income margin because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures. The company is not able to reconcile its full year 2017 projected Adjusted EPS growth on a constant currency basis to its full year 2017 projected reported diluted EPS growth because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency forecasted derivative contracts, impacts from potential acquisitions or divestitures as well as the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2017 projected Free Cash Flow to its full year 2017 projected net cash from operating activities because the company is unable to predict the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars)

(Unaudited)

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Three Months Ended June 30, 2017
Reported (GAAP)	$848		$1,394		$2,171		$1,573		$5,986
Divestitures	—		(60)		(23)		—		(83)
Acquisition	—		—		(16)		—		(16)
Currency	(11)		44		83		8		124

Organic (Non-GAAP)	$837		$1,378		$2,215		$1,581		$6,011

For the Three Months Ended June 30, 2016
Reported (GAAP)	$843		$1,446		$2,293		$1,720		$6,302
Divestitures	(2)		(58)		(62)		—		(122)

Organic (Non-GAAP)	$841		$1,388		$2,231		$1,720		$6,180

% Change
Reported (GAAP)	0.6%		(3.6)%		(5.3)%		(8.5)%		(5.0)%
Divestitures	0.2	pp	(0.3	)pp	1.6	pp	—	pp	0.5	pp
Acquisition	—		—		(0.7)		—		(0.2)
Currency	(1.3)		3.2		3.7		0.4		2.0

Organic (Non-GAAP)	(0.5)%		(0.7)%		(0.7)%		(8.1)%		(2.7)%

Vol/Mix	(8.0	)pp	(2.5	)pp	(0.8	)pp	(6.6	)pp	(3.8	)pp
Pricing	7.5		1.8		0.1		(1.5)		1.1

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Six Months Ended June 30, 2017
Reported (GAAP)	$1,758		$2,885		$4,536		$3,221		$12,400
Divestitures	—		(114)		(83)		—		(197)
Acquisition	—		—		(30)		—		(30)
Currency	(76)		89		200		3		216

Organic (Non-GAAP)	$1,682		$2,860		$4,623		$3,224		$12,389

For the Six Months Ended June 30, 2016
Reported (GAAP)	$1,660		$2,961		$4,741		$3,395		$12,757
Divestitures	(4)		(114)		(127)		—		(245)

Organic (Non-GAAP)	$1,656		$2,847		$4,614		$3,395		$12,512

% Change
Reported (GAAP)	5.9%		(2.6)%		(4.3)%		(5.1)%		(2.8)%
Divestitures	0.3	pp	(0.1	)pp	0.8	pp	—	pp	0.3	pp
Acquisition	—		—		(0.6)		—		(0.3)
Currency	(4.6)		3.2		4.3		0.1		1.8

Organic (Non-GAAP)	1.6%		0.5%		0.2%		(5.0)%		(1.0)%

Vol/Mix	(5.3	)pp	(1.8	)pp	0.3	pp	(4.0	)pp	(2.1	)pp
Pricing	6.9		2.3		(0.1)		(1.0)		1.1

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues—Brands and Markets

(in millions of U.S. dollars)

(Unaudited)

	Power Brands		Non-Power Brands		Mondelēz International		Emerging Markets		Developed Markets		Mondelēz International
For the Three Months Ended June 30, 2017
Reported (GAAP)	$4,295		$1,691		$5,986		$2,304		$3,682		$5,986
Divestitures	—		(83)		(83)		—		(83)		(83)
Acquisition	(16)		—		(16)		—		(16)		(16)
Currency	69		55		124		26		98		124

Organic (Non-GAAP)	$4,348		$1,663		$6,011		$2,330		$3,681		$6,011

For the Three Months Ended June 30, 2016
Reported (GAAP)	$4,426		$1,876		$6,302		$2,339		$3,963		$6,302
Divestitures	—		(122)		(122)		(2)		(120)		(122)

Organic (Non-GAAP)	$4,426		$1,754		$6,180		$2,337		$3,843		$6,180

% Change
Reported (GAAP)	(3.0)%		(9.9)%		(5.0)%		(1.5)%		(7.1)%		(5.0)%
Divestitures	—	pp	1.6	pp	0.5	pp	0.1	pp	0.8	pp	0.5	pp
Acquisition	(0.4)		—		(0.2)		—		(0.4)		(0.2)
Currency	1.6		3.1		2.0		1.1		2.5		2.0

Organic (Non-GAAP)	(1.8)%		(5.2)%		(2.7)%		(0.3)%		(4.2)%		(2.7)%

	Power Brands		Non-Power Brands		Mondelēz International		Emerging Markets		Developed Markets		Mondelēz International
For the Six Months Ended June 30, 2017
Reported (GAAP)	$9,013		$3,387		$12,400		$4,706		$7,694		$12,400
Divestitures	—		(197)		(197)		—		(197)		(197)
Acquisition	(30)		—		(30)		—		(30)		(30)
Currency	125		91		216		8		208		216

Organic (Non-GAAP)	$9,108		$3,281		$12,389		$4,714		$7,675		$12,389

For the Six Months Ended June 30, 2016
Reported (GAAP)	$9,070		$3,687		$12,757		$4,642		$8,115		$12,757
Divestitures	—		(245)		(245)		(4)		(241)		(245)

Organic (Non-GAAP)	$9,070		$3,442		$12,512		$4,638		$7,874		$12,512

% Change
Reported (GAAP)	(0.6)%		(8.1)%		(2.8)%		1.4%		(5.2)%		(2.8)%
Divestitures	—	pp	0.8	pp	0.3	pp	0.1	pp	0.4	pp	0.3	pp
Acquisition	(0.3)		—		(0.3)		—		(0.4)		(0.3)
Currency	1.3		2.6		1.8		0.1		2.7		1.8

Organic (Non-GAAP)	0.4%		(4.7)%		(1.0)%		1.6%		(2.5)%		(1.0)%

Schedule 5a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2017
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$5,986	$2,324	38.8%	$641	10.7%
2014-2018 Restructuring Program costs	—	12		211
Intangible asset impairment charges	—	—		38
Malware incident incremental expenses	—	4		7
Operating income from divestitures	(83)	(24)		(18)
Divestiture-related costs	—	—		4
Loss on divestiture	—	—		3
Mark-to-market (gains)/losses from derivatives	—	46		46
Rounding	—	1		1

Adjusted (Non-GAAP)	$5,903	$2,363	40.0%	$933	15.8%

Currency		46		60

Adjusted @ Constant FX (Non-GAAP)		$2,409		$993

	For the Three Months Ended June 30, 2016
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,302	$2,516	39.9%	$638	10.1%
2014-2018 Restructuring Program costs	—	6		228
Acquisition integration costs	—	—		3
Gain on sale of intangible asset	—	—		(6)
Intangible asset impairment charges	—	—		12
(Income)/costs associated with the JDE coffee business transactions	—	—		1
Operating income from divestitures	(122)	(33)		(22)
Divestiture-related costs	—	8		84
Mark-to-market (gains)/losses from derivatives	—	(17)		(17)

Adjusted (Non-GAAP)	$6,180	$2,480	40.1%	$921	14.9%

		Gross Profit		Operating Income
% Change - Reported (GAAP)		(7.6)%		0.5%
% Change - Adjusted (Non-GAAP)		(4.7)%		1.3%
% Change - Adjusted @ Constant FX (Non-GAAP)		(2.9)%		7.8%

Schedule 5b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2017
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$12,400	$4,849	39.1%	$1,481	11.9%
2014-2018 Restructuring Program costs	—	21		422
Acquisition integration costs	—	—		1
Intangible asset impairment charges	—	—		38
Benefit from the settlement of a Cadbury tax matter	—	—		(46)
Malware incident incremental expenses	—	4		7
Operating income from divestitures	(197)	(52)		(38)
Divestiture-related costs	—	3		23
Loss on divestiture	—	—		3
Mark-to-market (gains)/losses from derivatives	—	97		97

Adjusted (Non-GAAP)	$12,203	$4,922	40.3%	$1,988	16.3%

Currency		83		73

Adjusted @ Constant FX (Non-GAAP)		$5,005		$2,061

	For the Six Months Ended June 30, 2016
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$12,757	$5,051	39.6%	$1,360	10.7%
2014-2018 Restructuring Program costs	—	33		465
Acquisition integration costs	—	—		6
Gain on sale of intangible asset	—	—		(6)
Intangible asset impairment charges	—	—		26
Operating income from divestitures	(245)	(68)		(49)
Divestiture-related costs	—	8		84
Mark-to-market (gains)/losses from derivatives	—	37		37
Rounding	—	—		(1)

Adjusted (Non-GAAP)	$12,512	$5,061	40.4%	$1,922	15.4%

		Gross Profit		Operating Income
% Change - Reported (GAAP)		(4.0)%		8.9%
% Change - Adjusted (Non-GAAP)		(2.7)%		3.4%
% Change - Adjusted @ Constant FX (Non-GAAP)		(1.1)%		7.2%

Schedule 6a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2017
	Operating Income	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity Method Investment Net Losses / (Earnings)	Gain on Equity Method Investment Exchange	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$641	$124	$517	$84	16.2%	$(67)	$—	$2	$498	$0.32
2014-2018 Restructuring Program costs	211	—	211	58		—	—	—	153	0.10
Intangible asset impairment charges	38	—	38	14		—	—	—	24	0.02
Loss on debt extinguishment and related expenses	—	(11)	11	4		—	—	—	7	0.01
Malware incident incremental expenses	7	—	7	2		—	—	—	5	—
Net earnings from divestitures	(18)	—	(18)	(4)		—	—	—	(14)	(0.01)
Divestiture-related costs	4	(5)	9	2		—	—	—	7	—
Loss on divestiture	3	—	3	(4)		—	—	—	7	—
Equity method investee acquisition-related and other adjustments	—	—	—	2		(12)	—	—	10	0.01
Mark-to-market (gains)/losses from derivatives	46	—	46	—		—	—	—	46	0.03
Rounding	1	—	1	—		—	—	—	1	—

Adjusted (Non-GAAP)	$933	$108	$825	$158	19.2%	$(79)	$—	$2	$744	$0.48

Currency									42	0.03

Adjusted @ Constant FX (Non-GAAP)									$786	$0.51

Diluted Average Shares Outstanding										1,539

	For the Three Months Ended June 30, 2016
	Operating Income	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity Method Investment Net Losses / (Earnings)	Gain on Equity Method Investment Exchange	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$638	$151	$487	$118	24.2%	$(102)	$—	$7	$464	$0.29
2014-2018 Restructuring Program costs	228	—	228	58		—	—	—	170	0.11
Acquisition integration costs	3	—	3	—		—	—	—	3	—
Gain on sale of intangible asset	(6)	—	(6)	(1)		—	—	—	(5)	—
Intangible asset impairment charges	12	—	12	3		—	—	—	9	—
(Income)/costs associated with the JDE coffee business transactions	1	—	1	1		—	—	—	—	—
Net earnings from divestitures	(22)	—	(22)	(4)		—	—	—	(18)	(0.01)
Divestiture-related costs	84	—	84	20		—	—	—	64	0.04
Equity method investee acquisition-related and other adjustments	—	—	—	—		5	—	—	(5)	—
Mark-to-market (gains)/losses from derivatives	(17)	—	(17)	(8)		—	—	—	(9)	—

Adjusted (Non-GAAP)	$921	$151	$770	$187	24.3%	$(97)	$—	$7	$673	$0.43

Diluted Average Shares Outstanding										1,576

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 6b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Six Months Ended June 30, 2017
	Operating Income	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity Method Investment Net Losses / (Earnings)	Gain on Equity Method Investment Exchange	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,481	$243	$1,238	$238	19.2%	$(133)	$—	$5	$1,128	$0.73
2014-2018 Restructuring Program costs	422	—	422	106		—	—	—	316	0.21
Acquisition integration costs	1	—	1	—		—	—	—	1	—
Intangible asset impairment charges	38	—	38	14		—	—	—	24	0.02
Benefit from the settlement of a Cadbury tax matter	(46)	12	(58)	—		—	—	—	(58)	(0.04)
Loss on debt extinguishment and related expenses	—	(11)	11	4		—	—	—	7	0.01
Malware incident incremental expenses	7	—	7	2		—	—	—	5	—
Net earnings from divestitures	(38)	—	(38)	(9)		—	—	—	(29)	(0.02)
Divestiture-related costs	23	(5)	28	5		—	—	—	23	0.01
Loss on divestiture	3	—	3	(4)		—	—	—	7	—
Equity method investee acquisition-related and other adjustments	—	—	—	6		(43)	—	—	37	0.03
Mark-to-market (gains)/losses from derivatives	97	—	97	3		—	—	—	94	0.06

Adjusted (Non-GAAP)	$1,988	$239	$1,749	$365	20.9%	$(176)	$—	$5	$1,555	$1.01

Currency									53	0.03

Adjusted @ Constant FX (Non-GAAP)									$1,608	$1.04

Diluted Average Shares Outstanding										1,544

	For the Six Months Ended June 30, 2016
	Operating Income	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity Method Investment Net Losses / (Earnings)	Gain on Equity Method Investment Exchange	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,360	$395	$965	$167	17.3%	$(187)	$(43)	$10	$1,018	$0.64
2014-2018 Restructuring Program costs	465	—	465	117		—	—	—	348	0.22
Acquisition integration costs	6	—	6	—		—	—	—	6	0.01
Gain on sale of intangible asset	(6)	—	(6)	(1)		—	—	—	(5)	—
Intangible asset impairment charges	26	—	26	8		—	—	—	18	0.01
(Income)/costs associated with the JDE coffee business transactions	—	—	—	(2)		—	—	—	2	—
Loss related to interest rate swaps	—	(97)	97	35		—	—	—	62	0.04
Net earnings from divestitures	(49)	—	(49)	(10)		—	—	—	(39)	(0.03)
Divestiture-related costs	84	—	84	20		—	—	—	64	0.04
Equity method investee acquisition-related and other adjustments	—	—	—	1		6	—	—	(7)	—
Gain on equity method investment exchange	—	—	—	(2)		—	43	—	(41)	(0.03)
Mark-to-market (gains)/losses from derivatives	37	—	37	2		—	—	—	35	0.02
Rounding	(1)	—	(1)	—		—	—	—	(1)	—

Adjusted (Non-GAAP)	$1,922	$298	$1,624	$335	20.6%	$(181)	$—	$10	$1,460	$0.92

Diluted Average Shares Outstanding										1,581

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended June 30,
	2017	2016	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.32	$0.29	$0.03	10.3%
2014-2018 Restructuring Program costs	0.10	0.11	(0.01)
Intangible asset impairment charges	0.02	—	0.02
Loss on debt extinguishment and related expenses	0.01	—	0.01
Net earnings from divestitures	(0.01)	(0.01)	—
Divestiture-related costs	—	0.04	(0.04)
Equity method investee acquisition-related and other adjustments	0.01	—	0.01
Mark-to-market (gains)/losses from derivatives	0.03	—	0.03

Adjusted EPS (Non-GAAP)	$0.48	$0.43	$0.05	11.6%
Impact of unfavorable currency	0.03	—	0.03

Adjusted EPS @ Constant FX (Non-GAAP)	$0.51	$0.43	$0.08	18.6%

Adjusted EPS @ Constant FX - Key Drivers
Increase in operations			$0.05
Property insurance recovery			0.01
Gain on sale of property			(0.02)
Decrease in equity method investment net earnings			(0.01)
Change in interest and other expense, net			0.02
Changes in shares outstanding			0.01
Changes in income taxes			0.02

			$0.08

	For the Six Months Ended June 30,
	2017	2016	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.73	$0.64	$0.09	14.1%
2014-2018 Restructuring Program costs	0.21	0.22	(0.01)
Acquisition integration costs	—	0.01	(0.01)
Intangible asset impairment charges	0.02	0.01	0.01
Benefit from settlement of Cadbury tax matter	(0.04)	—	(0.04)
Loss on debt extinguishment and related expenses	0.01	—	0.01
Loss related to interest rate swaps	—	0.04	(0.04)
Net earnings from divestitures	(0.02)	(0.03)	0.01
Divestiture-related costs	0.01	0.04	(0.03)
Equity method investee acquisition-related and other adjustments	0.03	—	0.03
Gain on equity method investment exchange	—	(0.03)	0.03
Mark-to-market (gains)/losses from derivatives	0.06	0.02	0.04

Adjusted EPS (Non-GAAP)	$1.01	$0.92	$0.09	9.8%
Impact of unfavorable currency	0.03	—	0.03

Adjusted EPS @ Constant FX (Non-GAAP)	$1.04	$0.92	$0.12	13.0%

Adjusted EPS @ Constant FX - Key Drivers
Increase in operations			$0.09
Property insurance recovery			0.01
Gain on sale of property			(0.02)
Decrease in equity method investment net earnings			(0.01)
Change in interest and other expense, net			0.03
Changes in shares outstanding			0.02

			$0.12

Schedule 8a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2017
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$848		$1,394		$2,171		$1,573		$—	$—	$—	$—	$5,986
Divestitures	—		(60)		(23)		—		—	—	—	—	(83)

Adjusted (Non-GAAP)	$848		$1,334		$2,148		$1,573		$—	$—	$—	$—	$5,903

Operating Income
Reported (GAAP)	$103		$162		$339		$214		$(46)	$(84)	$(44)	$(3)	$641
2014-2018 Restructuring Program costs	18		58		69		46		—	20	—	—	211
Intangible asset impairment charges	—		—		—		38		—	—	—	—	38
(Income)/costs associated with the JDE coffee business transactions	—		—		1		—		—	(1)	—	—	—
Malware incident incremental expenses	—		—		2		4		—	1	—	—	7
Operating income from divestitures	—		(13)		(5)		—		—	—	—	—	(18)
Divestiture-related costs	—		1		3		—		—	—	—	—	4
Loss on divestiture	—		—		—		—		—	—	—	3	3
Mark-to-market (gains)/losses from derivatives	—		—		—		—		46	—	—	—	46
Rounding	—		—		—		—		—	1	—	—	1

Adjusted (Non-GAAP)	$121		$208		$409		$302		$—	$(63)	$(44)	$—	$933
Currency	(4)		42		23		(1)		—	—	—	—	60

Adjusted @ Constant FX (Non-GAAP)	$117		$250		$432		$301		$—	$(63)	$(44)	$—	$993

% Change - Reported (GAAP)	221.9%		8.7%		32.4%		(27.5)%		n/m	(25.4)%	0.0%	n/m	0.5%
% Change - Adjusted (Non-GAAP)	59.2%		12.4%		9.1%		(19.0)%		n/m	(43.2)%	0.0%	n/m	1.3%
% Change - Adjusted @ Constant FX (Non-GAAP)	53.9%		35.1%		15.2%		(19.3)%		n/m	(43.2)%	0.0%	n/m	7.8%

Operating Income Margin
Reported %	12.1%		11.6%		15.6%		13.6%						10.7%
Reported pp change	8.3	pp	1.3	pp	4.4	pp	(3.6	)pp					0.6	pp
Adjusted %	14.3%		15.6%		19.0%		19.2%						15.8%
Adjusted pp change	5.3	pp	2.3	pp	2.2	pp	(2.5	)pp					0.9	pp

	For the Three Months Ended June 30, 2016
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$843		$1,446		$2,293		$1,720		$—	$—	$—	$—	$6,302
Divestitures	(2)		(58)		(62)		—		—	—	—	—	(122)

Adjusted (Non-GAAP)	$841		$1,388		$2,231		$1,720		$—	$—	$—	$—	$6,180

Operating Income
Reported (GAAP)	$32		$149		$256		$295		$17	$(67)	$(44)	$—	$638
2014-2018 Restructuring Program costs	44		44		48		71		—	21	—	—	228
Acquisition integration costs	—		3		—		—		—	—	—	—	3
Gain on sale of intangible asset	—		—		(6)		—		—	—	—	—	(6)
Intangible asset impairment charges	—		—		5		7		—	—	—	—	12
(Income)/costs associated with the JDE coffee business transactions	—		—		—		—		—	1	—	—	1
Operating income from divestitures	—		(11)		(12)		—		—	1	—	—	(22)
Divestiture-related costs	—		—		84		—		—	—	—	—	84
Mark-to-market (gains)/losses from derivatives	—		—		—		—		(17)	—	—	—	(17)

Adjusted (Non-GAAP)	$76		$185		$375		$373		$—	$(44)	$(44)	$—	$921

Operating Income Margin
Reported %	3.8%		10.3%		11.2%		17.2%						10.1%
Adjusted %	9.0%		13.3%		16.8%		21.7%						14.9%

Schedule 8b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2017
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,758		$2,885		$4,536		$3,221		$—	$—	$—	$—	$12,400
Divestitures	—		(114)		(83)		—		—	—	—	—	(197)

Adjusted (Non-GAAP)	$1,758		$2,771		$4,453		$3,221		$—	$—	$—	$—	$12,203

Operating Income
Reported (GAAP)	$214		$343		$748		$506		$(97)	$(142)	$(88)	$(3)	$1,481
2014-2018 Restructuring Program costs	51		93		150		97		—	31	—	—	422
Acquisition integration costs	—		1		—		—		—	—	—	—	1
Intangible asset impairment charges	—		—		—		38		—	—	—	—	38
Benefit from the settlement of a Cadbury tax matter	—		—		(46)		—		—	—	—	—	(46)
Malware incident incremental expenses	—		—		2		4		—	1	—	—	7
Operating income from divestitures	—		(22)		(16)		—		—	—	—	—	(38)
Divestiture-related costs	—		2		21		—		—	—	—	—	23
Loss on divestiture	—		—		—		—		—	—	—	3	3
Mark-to-market (gains)/losses from derivatives	—		—		—		—		97	—	—	—	97

Adjusted (Non-GAAP)	$265		$417		$859		$645		$—	$(110)	$(88)	$—	$1,988
Currency	(20)		42		54		—		—	(2)	(1)	—	73

Adjusted @ Constant FX (Non-GAAP)	$245		$459		$913		$645		$—	$(112)	$(89)	$—	$2,061

% Change - Reported (GAAP)	116.2%		1.2%		23.0%		(10.6)%		n/m	(11.8)%	0.0%	n/m	8.9%
% Change - Adjusted (Non-GAAP)	64.6%		3.2%		4.2%		(9.5)%		n/m	(19.6)%	0.0%	n/m	3.4%
% Change - Adjusted @ Constant FX (Non-GAAP)	52.2%		13.6%		10.8%		(9.5)%		n/m	(21.7)%	(1.1)%	n/m	7.2%

Operating Income Margin
Reported %	12.2%		11.9%		16.5%		15.7%						11.9%
Reported pp change	6.2	pp	0.5	pp	3.7	pp	(1.0	)pp					1.2	pp
Adjusted %	15.1%		15.0%		19.3%		20.0%						16.3%
Adjusted pp change	5.4	pp	0.8	pp	1.4	pp	(1.0	)pp					0.9	pp

	For the Six Months Ended June 30, 2016
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,660		$2,961		$4,741		$3,395		$—	$—	$—	$—	$12,757
Divestitures	(4)		(114)		(127)		—		—	—	—	—	(245)

Adjusted (Non-GAAP)	$1,656		$2,847		$4,614		$3,395		$—	$—	$—	$—	$12,512

Operating Income
Reported (GAAP)	$99		$339		$608		$566		$(37)	$(127)	$(88)	$—	$1,360
2014-2018 Restructuring Program costs	63		81		145		140		—	36	—	—	465
Acquisition integration costs	—		7		—		—		—	(1)	—	—	6
Gain on sale of intangible asset	—		—		(6)		—		—	—	—	—	(6)
Intangible asset impairment charges	—		—		19		7		—	—	—	—	26
Operating income from divestitures	(1)		(23)		(26)		—		—	1	—	—	(49)
Divestiture-related costs	—		—		84		—		—	—	—	—	84
Mark-to-market (gains)/losses from derivatives	—		—		—		—		37	—	—	—	37
Rounding	—		—		—		—		—	(1)	—	—	(1)

Adjusted (Non-GAAP)	$161		$404		$824		$713		$—	$(92)	$(88)	$—	$1,922

Operating Income Margin
Reported %	6.0%		11.4%		12.8%		16.7%						10.7%
Adjusted %	9.7%		14.2%		17.9%		21.0%						15.4%